                                                                    EXHIBIT 25.5


                    Securities Act of 1933 File No. 333-74389
                                                    ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
               --------------------------------------------------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      PURSUANT TO SECTION 305(b) (2) / X /
               --------------------------------------------------

                       FIRSTAR BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)
                   A National Banking Association   31-0841368
                                                 ----------------
                                           (IRS Employer Identification No.)

         425 Walnut Street
         Cincinnati, Ohio                               45202
         ------------------------------------------------------
         (Address of Principal Executive Offices)     (Zip Code)

                                 ROBERT T. JONES
                        VICE PRESIDENT AND TRUST OFFICER
                       Firstar Bank, National Association
                                425 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 632-4427
           (Name, address, and telephone number of agent for services)
           -----------------------------------------------------------

                          AMERICAN FINANCIAL GROUP, INC
                          -----------------------------
               (Exact name of obligor as specified in its charter)

                     OHIO                          31-1544320
            ------------------------    ---------------------------------
            (State of Incorporation)    (IRS Employer Identification No.)

            ONE EAST FOURTH STREET                           45202
            ------------------------------------------------------
            (Address of principal executive offices)              (Zip Code)

                          SUBORDINATED DEBT SECURITIES
                          ----------------------------

                       (Title of the Indenture securities)

1.       GENERAL INFORMATION.    Furnish the following information as Trustee --
         (a) Name and address of each examining or supervising authority to which it is subject.

                  COMPTROLLER OF THE CURRENCY, WASHINGTON, D.C.
                  FEDERAL RESERVE BANK OF CLEVELAND, OHIO
                  FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

                  THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

2.       AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  THE OBLIGOR IS NOT AN AFFILIATE OF THE TRUSTEE
                  (INCLUDING ITS PARENT AND ANY AFFILIATES).

3.       VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the trustee (and its parent). As of _____________ (insert date within 31 days)

           Col A.                                               Col B
       ----------------                                  --------------------
       (Title of Class)                                  (Amount Outstanding)


4.       TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture.

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

5.       INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR
                  UNDERWRITERS. If the trustee (including its parent and any other affiliates) or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

6.       VOTING SECURITIES OF THE TRUSTEE (INCLUDING ITS PARENT AND ANY
                  AFFILIATE) OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                  As of _______________________ (insert date within 31 days)

         Col. A.         Col. B.            Col. C            Col. D
                                                              Percentage of
                                                              Voting Securities
                                                              Represented by
                                            Amount Owned      Amount Given
         Name of Owner   Title of Class     Beneficially      in Col. C
         --------------------------------------------------------------

7. VOTING SECURITIES OF THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES) OWNED BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the
                  following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
                        As of ___________________(insert date within 31 days)


         Col. A.         Col B.             Col. C            Col. D
                                                              Percentage of
                                                              Voting Securities
                                                              Represented by
                                            Amount Owned      Amount Given
         Name of Owner   Title of Class     Beneficially      in Col. C
         --------------------------------------------------------------

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES). Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations default by the trustee (including its parent and any affiliates):
                           As of ___________________(insert date within 31 days)

         Col. A          Col. B             Col. C             Col. D
                                            Amount Owned
                         Whether the        Beneficially or
                         Securities Are     Held as Collateral Percent of
                         Voting or          Security for       Class Represented
                         Nonvoting          obligations in     .by Amount Given
         Title of Class  Securities         Default            in Col. C
         --------------------------------------------------------------

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES). If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Col. A          Col. B             Col. C             Col. D
                                            Amount Owned
                                            Beneficially or
                                            Held as Collateral Percent of
                                            Security for       Class Represented
         Title of Issuer                    Obligations in     by Amount
         and Title of    Amount             Default by         Given in
         Class           Outstanding        Trustee            Col. C
         --------------------------------------------------------------

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES) OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
                  As of _______________________(insert date within 31 days)

         Col. A          Col. B             Col. C             Col. D
                                            Amount Owned
                                            Beneficially or
                                            Held as Collateral Percent of
                                            Security for       Class Represented
         Title of Issuer                    Obligations in     by Amount
         and Title of    Amount             Default by         Given in
         Class           Outstanding        Trustee            Col. C
         --------------------------------------------------------------

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES) OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee (including its parent and affiliates):
                  As of ______________________(insert date within 31 days)


         Col. A          Col. B             Col. C             Col. D
                                            Amount Owned
                                            Beneficially or
                                            Held as Collateral Percent of

                                            Security for       Class Represented
         Title of Issuer                    Obligations in     by Amount
         and Title of    Amount             Default by         Given in
         Class           Outstanding        Trustee            Col. C
         -----------------------------------------------------------------------


12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
                           As of ____________________(insert date with 31 days)

         Col. A                      Col. B                   Col. C
                                     Amount
         Nature of Indebtedness      Outstanding              Due Date
         -----------------------------------------------------------------------

13.      DEFAULTS BY THE OBLIGOR.
                  a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
                  As of ____________ (insert date within 31 days)


         Col. A          Col. B            Col. C              Col. D
                                           Amount Owned
                                           Beneficially or
                                           Held as Collateral  Percent of
                                           Security for        Class Represented
         Title of Issuer                   Obligations in      by Amount
         and Title of    Amount            Default by          Given in
         Class           Outstanding       Trustee             Col. C
         -----------------------------------------------------------------------


14. AFFILIATIONS WITH THE UNDERWRITERS. If any underwriter is an affiliate of the trustee (including its parent and any affiliates), described each such affiliation.

15. FOREIGN TRUSTEE. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

16. LIST OF EXHIBITS. List below all exhibits filed as part of this statement of eligibility.


         1.       Office of the Comptroller of the Currency Amendment Letter

         2. A copy of the Articles of Association of Firstar Bank, National Association, as now in effect

         3. A copy of the certificate of authority of The First National Bank of Cincinnati (now Star Bank, National Association) to commence business dated September 1, 1922.

         4. A copy of the authorization of The First National Bank of Cincinnati (now Star Bank, National Association) to exercise corporate trust powers.

         5. A copy of existing By-Laws to Star Bank, National Association (now Firstar Bank, National Association)

         6. The consent of the Trustee required by section 321 (b) of the Trust Indenture Act of 1939.

         7. A copy of the latest report of condition of Firstar Bank, National Association, published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Firstar Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and State of Ohio on the 15TH DAY OF JUNE, 1999.


                                       FIRSTAR BANK, NATIONAL ASSOCIATION




                                       By:   /S/ ROBERT T. JONES
                                          ----------------------
                                             ROBERT T. JONES
                                             VICE PRESIDENT AND TRUST OFFICER

                                                                       EXHIBIT 1
                                                                       ---------


Comptroller of the Currency
Administrator of National Banks

Central District Office
One Financial Place, Suite 2700
440 South LaSalle Street
Chicago, Illinois 60605

February 11, 1999

Mr. Richard J. Hidy
Vise President and
Deputy General Counsel
StarBanc Corporation
425 Walnut Street
P.O. Box 1038, ML 9140
Cincinnati, OH 45201-1038

Dear Mr. Hidy:

The Office of the Comptroller of the Currency has received your letter concerning the title change and the appropriate amendment to the bank's articles of association. The Office has recorded that as of FEBRUARY 12, 1999, the title of STAR BANK, NATIONAL ASSOCIATION, CINCINNATI, OHIO, Charter No. 24, was changed to "FIRSTAR BANK, NATIONAL ASSOCIATION."

As a result of the Garn-St. Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal and state law.

Sincerely,

/S/ David J. Rogers
National Bank Examiner

                                                                       EXHIBIT 2
                                                                       ---------


                       FIRSTAR BANK, NATIONAL ASSOCIATION
                       ----------------------------------

                                 CHARTER NO. 24
                                 --------------

                             ARTICLES OF ASSOCIATION
                            -----------------------

FIRST: The title of this Association shall be "Firstar Bank, National Association".

SECOND: The main office of the Association shall be in the city of Cincinnati, County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD: The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified thereof by the Bylaws, but of no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH: The authorized amount of capital stock of this Association shall be 3,640,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stack may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH: The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH: The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of this Association, subject to such limitations as from time to time may be provided by law; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH: The Board of Directors of this Association, the Chairman of the Board, the President, or any three of more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. And, provided further, that no director, officer or employee shall be so indemnified or reimbursed for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency where said proceeding or action results in a final order

TENTH (continued) assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.

                                                                       EXHIBIT 3
                                                                       ---------

    COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS:

                                     NO. 24

E Pluribus Unum
                               TREASURY DEPARTMENT

                      Office of Comptroller of the Currency

                                         Washington, D.C., September 1, 1992

         WHEREAS, the Act of Congress of the United States, entitled, "An Act to amend section 5136, Revised Statutes of the United States, relating to corporate powers of associations, so as to provide succession thereof for a period of ninety-nine years or until dissolved, and to apply said section as so amended to all national banking association", approved by the President on July 1, 1922, provided that all national banking associations organized and operating under any law of the United States on July 1, 1922 should have succession until ninety-nine years from that date, unless such association should be sooner dissolved by the act of its shareholders owning two-thirds of its stock, or unless its franchise should become forfeited by reason of violation of law, or unless it should be terminated by an Act of Congress hereinafter enacted;

         NOW THEREFORE, I, D. R. CRISSINGER Comptroller of the Currency, do hereby certify that THE FIRST NATIONAL BANK OF CINCINNATI and State of OHIO , was organized and operating under the laws of the United States on July 1, 1922, and that its corporate existence was extended for the period of ninety-nine years from that date in accordance with and subject to the condition in the Act of Congress hereinbefore recited.

(SEAL)                        IN TESTIMONY WHEREOF, witness my hand
                              & seal of office this FIRST day of SEPTEMBER, 1922

                              (Signed)   D. R. Crissinger
                                      --------------------
                               Comptroller of the Currency

                                                                       EXHIBIT 4
                                                                       ---------

      THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS:

                              FEDERAL RESERVE BOARD
                                Washington, D.C.
                                                      October 9, 1919

         Pursuant to authority vested in the Federal Reserve Board by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended by the Act of September 26, 1918, the

                        FIRST NATIONAL BANK OF CINCINNATI

has been granted the right to act, when not in contravention of State or local law, as TRUSTEE, EXECUTOR, ADMINISTRATOR, REGISTRAR OF STOCKS AND BONDS, GUARDIAN OF ESTATES, ASSIGNEE, RECEIVER OR IN ANY OTHER FIDUCIARY CAPACITY IN WHICH STATE BANKS, TRUST COMPANIES OR OTHER CORPORATIONS WHICH COME INTO COMPETITION WITH NATIONAL BANKS ARE PERMITTED TO ACT UNDER THE LAWS OF THE STATE OF OHIO. The exercise of such rights shall be subject to regulations prescribed by the Federal Reserve Board.

                             Federal Reserve Board,

                                    By W. P. G. Harding
                                             Governor.
ATTEST:
W. T. Chapman
Secretary.
                                  STATE OF OHIO
                         DEPARTMENT OF BANKS AND BANKING
                         Certificate of Authority No. 17
                                 NATIONAL BANKS

         I, Philip C. Berg, Superintendent of Banks, do hereby certify that the First National Bank of Cincinnati, Hamilton County, Ohio has complied with all the requirements provided by law and is authorized to transact the business of a trust company and to perform all the functions granted to such companies by the laws of this state.

               Given under my hand and official Seal at Columbus, Ohio, this twenty-fifth day of November, A.D. 1919

                                 Philip C. Berg,
                                 Superintendent of Banks.
(SEAL)

                                                                       EXHIBIT 5
                                                                       ---------

                                     BY-LAWS
                                     -------

                                 STAR BANK, N.A.
                                 ---------------

                                    ARTICLE I
                                    ---------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

SECTION 1.    ANNUAL MEETING
----------    --------------

The annual meeting of shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in February of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

SECTION 2.    SPECIAL MEETINGS
----------    ----------------

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3.    QUORUM
----------    ------

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice.

SECTION 4.    INSPECTORS
----------    ----------

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board shall appoint Inspectors of Election who shall determine the presence of a quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5.    VOTING
----------    ------

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

SECTION 6.    WAIVER AND CONSENT
----------    ------------------

The shareholders may act without notice and/or a meeting by a unanimous written consent by all shareholders.

                                   ARTICLE II
                                   ----------

SECTION 1.    TERM OF OFFICE
----------    -------------

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2.    REGULAR MEETINGS
----------    ----------------

The organization meeting of the Board of Directors shall be held as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of each month except February, at the main banking house, or, provided notice is given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3.    SPECIAL MEETINGS
----------    ----------------

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by telegram, letter, telephone or in person to every Director.

SECTION 4.    QUORUM
----------    ------

A majority of the entire membership of the Board shall constitute a quorum at any meeting of the Board.

SECTION 5.    NECESSARY VOTE
----------    --------------

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or By-Laws of this Association.

SECTION 6.    COMPENSATION
----------    ------------

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7.    ELECTION-AGE LIMITATION
----------    -----------------------

No person shall be elected or reelected a Director after reaching his seventieth
(70th) birthday, provided that any person who is a Director on December 10, 1985, may continue to be reelected

----------    -----------------------

a Director until he reaches his seventy-fifth (75th) birthday.

SECTION 8     RETIREMENT-AGE LIMITATION
---------     -------------------------

Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday, except for any person who was a Director on December 10, 1985, who shall retire not later that the first of the next month following his seventy-fifth (75th) birthday.

SECTION 9     DIRECTORS EMERITUS
---------     ------------------

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------

SECTION 1     WHO SHALL CONSTITUTE
---------     --------------------

The Officers of the Association shall be a Chairman of the Board, a President, a Secretary, and other officers such as Chairman of the Executive Committee, Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, a Controller, Assistant Controller, an Auditor and Assistant Auditors, as the Board may appoint from time to time. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board and the President shall at all times be members of the Board of Directors.

SECTION 2     TERM OF OFFICE
---------     --------------

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of Directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 3.    CHAIRMAN OF THE BOARD
----------    ---------------------

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, unless the Board of Directors shall have designated the President to be the Chief Executive Officer, the Chairman of the Board shall be the Chairman Executive Officer and shall have all the powers and duties of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

----------    ---------------------------------

If he is Chief Executive Officer, in the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

If the President has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the President or in the event of the absence or incapacity of the President, the Chairman shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the President, including the powers to name temporarily a Chief Executive Officer to serve in the absence of the Chairman.

SECTION 4     PRESIDENT
---------     ---------

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the president if there is a vacancy in the position of the Chairman or in the event of the absence or incapacity of the Chairman.

If the Chairman has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the Chairman of the Board or in the event of the absence or incapacity of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

SECTION 5     CHAIRMAN OF THE EXECUTIVE COMMITTEE
---------     -----------------------------------

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6     VICE CHAIRMEN OF THE BOARD
---------     --------------------------

The Board of Directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 7     OTHER OFFICERS
---------     --------------

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 8     RETIREMENT
---------     ----------

Every officer of the Association shall retire not later than the first of the month next following his sixty-fifth (65th) birthday. The Board of Directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.



                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

SECTION 1     EXECUTIVE COMMITTEE
---------     -------------------

There shall be a standing committee of Directors in this Association to be known as the Executive Committee. This Committee shall meet at 11:00 a.m. on the first and fourth Tuesday of each month. It shall have all of the powers of the Board of Directors between meetings of the Board, except as the Board only by law is authorized to perform or exercise. All actions of the Executive Committee shall be reported to the Board of Directors.

In the event that any member of the Executive Committee is unable to attend a meeting of that committee, the Chairman of the Board or the President may, at his discretion, appoint another Director to attend said meeting of the Executive Committee and for that meeting to serve as a member of the Executive Committee with full power to act in place of the absent regular member of the committee.

SECTION 2     COMPENSATION COMMITTEE
---------     ----------------------

There shall be a standing committee of directors of this Association to be known as the Compensation Committee who shall review the compensation of all Executive Officers and those officers who participate in the Profit Sharing Pool as well as fees for directors of the Association. They will recommend specific compensation arrangements to the Board of Directors for their confirmation.

SECTION 3     COMMITTEE ON AUDIT
---------     ------------------

There shall be a standing committee of Directors of this Association to be known as the Committee on Audit, none of whose members shall be active officers of the Association. This Committee shall make or cause to be made a suitable examination of the affairs of the

----------    ------------------------------

Association and the Trust Department at least once during each period of twelve months. The results of such examination shall be reported in writing to the Board at the next regular meeting thereafter stating whether the Association and/or Trust Department is in a sound solvent condition, whether adequate internal audit controls and procedures are being maintained and make such recommendations as it deems advisable.

SECTION 4     TRUST COMMITTEE
---------     ---------------

There shall be a standing committee of Directors of this Association to be known as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Investment Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 5     TRUST INVESTMENT COMMITTEE
---------     --------------------------

There shall be a standing committee of this Association to be known as the Trust Investment Committee composed of officers of the Association. The Trust Investment Committee OR SUCH OFFICERS AS MAY BE DULY DESIGNATED BY THE TRUST INVESTMENT COMMITTEE, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust Investment Committee shall be reported to the Trust Committee.

SECTION 6     PENSION COMMITTEE
---------     -----------------

There shall be a standing committee of directors or officers of this Association to be known as the Pension Committee, who shall have the powers and duties as set forth in the Association's Employees' Pension Plan. A report of the condition of the pension fund shall be submitted annually to the Board of Directors.

SECTION 7     OTHER COMMITTEES
---------     ----------------

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board may direct.

                                    ARTICLE V
                                    ---------

                                      SEAL
                                      ----

SECTION 1     IMPRESSION
---------     ----------

The following is an impression of the seal of this Association.


February 27, 1992

RESOLVED, That Article I, Section 1, Article II, Section 2 and Article IV,
Section 5 of the By-Laws of the Association be amended to state as follows:

                                    ARTICLE I

SECTION 1     ANNUAL MEETING
---------     --------------

The annual meeting of the shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in March of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

                                   ARTICLE II

SECTION 2.    REGULAR MEETINGS
----------    ----------------

The organizational meeting of the Board of directors shall be held on the same date as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of June, September, and December, at the main banking house, or, provided notice given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

                                   ARTICLE IV

SECTION 5.    TRUST POLICY COMMITTEE
----------    ----------------------

There shall be a standing committee of this association to be known as the Trust Policy Committee composed of officers of the Association. The Trust Policy Committee OR SUCH OFFICERS AS MAY BE DULY DESIGNATED BY THE TRUST POLICY COMMITTEE, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust policy committee shall be reported to the Trust Committee.

                                                                       EXHIBIT 6
                                                                       ---------




                           THE CONSENT OF THE TRUSTEE
                         REQUIRED BY 321 (b) OF THE ACT


         Firstar Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor in accordance with the provisions of 321 (b) of the Trust Indenture Act of 1939.


                                          FIRSTAR BANK, NATIONAL ASSOCIATION




       JUNE 15, 1999            BY:  /S/ ROBERT T. JONES
       ---------------             -----------------------
                Date                 ROBERT T. JONES
                                     VICE PRESIDENT AND TRUST OFFICER

                                                                       EXHIBIT 7
                                                                       ---------



                        CONSOLIDATED REPORT OF CONDITION
                               FIRSTAR BANK, N. A.
                               FOR MARCH 31, 1999


        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                  BALANCE SHEET

                                                                           Dollar Amounts in
                                                                               Thousands
ASSETS
1. Cash and balances due from depository institutions
   a.  Noninterest-bearing balances and currency and coin                        $818,380
   b.  Interest-bearing balances                                                   21,607
2. Securities:
   a. Held-to-maturity securities                                                 131,272
   b. Available-for-sale securities                                             2,059,697
3. Federal funds sold and securities purchased under                               29,425
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreements subsidiaries, and in YBFs
   a. Federal funds sold                                                             0.00
   b. Securities purchased under agreements to resell                                0.00
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income                                 12,141,715
   b. LESS: Allowance for loan and lease losses                                   169,731
   c. LESS: Allocated transfer risk reserve
d. Loans and leases, net of unearned income, allowance, and reserve            11,971,984
5. Trading assets                                                                       0
6. Premises and fixed assets (including capitalized leases)                       211,109
7. Other real estate owned                                                        306,539
8. Investments in unconsolidated subsidiaries and associated companies              9,962
9. Customers' liability to this bank on acceptances outstanding                    15,686
10. Intangible assets                                                                   0
11. Other assets                                                                1,481,347
12. Total assets                                                              $17,057,008



              CONSOLIDATED REPORT OF CONDITION FIRSTAR BANK, N. A.
                          FOR MARCH 31, 1999 CONTINUED


                                                                                        Dollar Amounts
                                                                                          in Thousands
LIABILITIES
13. Deposits:
  a. In domestic offices                                                                  $12,879,866
     (1) Noninterest-bearing                                           $2,439,612
     (2) Interest-bearing                                              10,440,254
  b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                             16,488
     (1) Noninterest-bearing                                                    0
     (2) Interest-bearing                                                  16,488
14. Federal funds  purchased and securities sold under agreements                           1,196,022
to repurchase in domestic offices of the bank and of its Edge and
Agreement subsidiaries, and in IBFs:
  a. Federal funds purchased
  b. Securities sold under agreements to repurchase
15. a. Demand notes issued to the U.S. Treasury                                                     0
    b. Trading liabilities                                                                       0.00
16. Other borrowed money:
    a. With original maturity of one year or less                                             545,244
    b. With original maturity of more than one year                                                 0
17. Mortgage indebtedness and obligations under capitalized leases
18. Bank's liability on acceptances executed and outstanding                                   15,686
19. Subordinated notes and debentures                                                         363,075
20. Other liabilities                                                                         335,377
21. Total liabilities                                                                      15,351,758
22. Limited-life preferred stock and related surplus                                             0.00
23. Perpetual preferred stock and related surplus                                                0.00
24. Common Stock                                                                               18,200
25. Surplus [exclude all surplus related to preferred stock]                                  900,651
26. a. Undivided profits and capital reserves                                                 773,615
    b. Net unrealized holding gains (losses) on available-for-sale                             12,784
securities
27. Cumulative foreign currency translation adjustments                                          0.00
28. Total equity capital                                                                    1,705,250
29. Total liabilities, limited-life preferred stock, and equity capital                   $17,057,008
